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Rule 10f-3 Transaction Form                              [LOGO OF BLACKROCK]


Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES IBONDS DEC 2021 TERM MUNI BOND ETF (IMUN21)
   ISHARES IBONDS DEC 2022 TERM MUNI BOND ETF (IMUN22)
   ISHARES SHORT-TERM NATIONAL MUNI BOND ETF (NAT0-5)
   ISHARES IBONDS DEC 2023 TERM MUNI BOND ETF (IMUN23)
   ISHARES NATIONAL MUNI BOND ETF (ISHMUNI)
   ISHARES NEW YORK MUNI BOND ETF (ISHNY)
   BlackRock Strategic Municipal Opportunities Fund of BlackRock Series Trust (BR-SMO-IG)
   BlackRock New York Municipal Opportunities Fund of BlackRock Multi-State Mu (BR-NYMO)
   BlackRock Muni New York Intermediate Duration Fund, Inc. (MNE)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    09-20-2017
Offering Commencement:

Security Type:             BND/MUNI

Issuer                     Metropolitan Transportation Authority,
                           Transportation Revenue Green Bonds, Srs. 2017B

Selling Underwriter        Citigroup Global Markets Inc.

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Citigroup Global Markets Inc., Blaylock Beal Van,
                           LLC, Drexel Hamilton, Stern Brothers & Co.,Stifel,
                           Merrill Lynch,Pierce,Fenner & Smith Incorporated,
                           Goldman Sachs & Co. LLC, J.P.Morgan Securities LLC,
                           Samuel A. Ramirez & Company,Inc., Siebert Brandford
                           Shank & Co., L.L.C., Jefferies LLC, Loop Capital
                           Markets LLC, Morgan Stanley & Co. LLC, PNC Capital
                           Markets LLC, RBC Capital Markets, The Williams
                           Capital Group,L.P., Academy Securities, Inc., Alamo
                           Capital, Barclays Capital Inc., BNY Mellon Capital
                           Markets,LLC, Cabrera Capital Markets, LLC, Fidelity
                           Capital Market, FTN Financial Capital Markets,
                           KeyBanc Capital Markets, Raymond James &
                           Associates,Inc., Rice Financial Products Company,
                           Stifel,Nicolaus & Company, Incorporated, TD
                           Securities (USA) LLC

TRANSACTION DETAILS

Date of Purchase           09-20-2017

Purchase Price/Share       $115.136 Total Commission,
(PER SHARE / % OF PAR)     $117.543 Spread or Profit                     0.406%
                           $119.648
                           $121.098

                                                                    Page 1 of 2

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Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

                           $124.785
                           $123.603
                           $125.484

1.  Aggregate Principal Amount Purchased (a+b)                     $ 64,295,000

    a.  US Registered Funds
        (Appendix attached with individual Fund/Client purchase)   $ 33,625,000

    b.  Other BlackRock Clients                                    $ 30,670,000

2.  Aggregate Principal Amount of Offering                         $662,025,000

FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                   0.0971

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[_] U.S. Registered Public Offering... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering....... [Issuer must have 3 years of continuous operations]
[X] Eligible Municipal Securities
[_] Eligible Foreign Offering......... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering.... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:             Alisha Khan                       Date:  09-29-2017
                          --------------------------------
                          Global Syndicate Team Member

Approved by:              Steven DeLaura                    Date:  09-29-2017
                          --------------------------------
                          Global Syndicate Team Member

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 Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]

DEFINITIONS

TERM                                   DEFINITION
Fund Ratio                             Number appearing at the bottom of
                                       page 1 of 2 of the Rule 10f-3 Report
                                       form. It is the sum of the Funds'
                                       participation in the offering by the
                                       Funds and other accounts managed by
                                       BlackRock divided by the total amount
                                       of the offering.

Eligible Foreign Offering              The securities are sold in a public
                                       offering conducted under the laws of
                                       a country other than the United
                                       States and

                                       (a) the offering is subject to
                                           regulation in such country by a
                                           "foreign financial regulatory
                                           authority," as defined in
                                           Section 2(a)(50) of the
                                           Investment Company Act of 1940;

                                       (b) the securities were offered at a
                                           fixed price to all purchasers in
                                           the offering (except for any
                                           rights to purchase securities
                                           that are required by law to be
                                           granted to existing security
                                           holders of the issuer);

                                       (c) financial statements, prepared
                                           and audited as required or
                                           permitted by the appropriate
                                           foreign financial regulatory
                                           authority in such country, for
                                           the two years prior to the
                                           offering, were made available to
                                           the public and prospective
                                           purchasers in connection with the
                                           offering; and

                                       (d) if the issuer is a "domestic
                                           issuer," i.e., other than a
                                           foreign government, a national of
                                           any foreign country, or a
                                           corporation or other organization
                                           incorporated or organized under
                                           the laws of any foreign country,
                                           it (1) has a class of securities
                                           registered pursuant to section
                                           12(b) or 12(g) of the Securities
                                           Exchange Act of 1934 or is
                                           required to file reports pursuant
                                           to section 15(d) of that act, and
                                           (2) has filed all the material
                                           required to be filed pursuant to
                                           section 13(a) or 15(d) of that
                                           act for a period of at least 12
                                           months immediately preceding the
                                           sale of securities (or for such
                                           shorter period that the issuer
                                           was required to file such
                                           material)

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Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or
                                    obligations guaranteed as to principal
                                    or interest by, a State or any
                                    political subdivision thereof, or any
                                    agency or instrumentality of a State or
                                    any political subdivision thereof, or
                                    any municipal corporate instrumentality
                                    of one or more States, or any security
                                    which is an industrial development bond
                                    (as defined in section 103(c)(2) of
                                    Title 26) the interest on which is
                                    excludable from gross income under
                                    certain provisions of the Internal
                                    Revenue Code;

                                (b) are sufficiently liquid that they can
                                    be sold at or near their carrying value
                                    within a reasonably short period of
                                    time; and

                                (c) either

                                    (1) are subject to no greater than
                                        moderate credit risk; or

                                    (2) if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for
                                        less than three years, including
                                        the operation of any predecessors,
                                        the securities are subject to a
                                        minimal or low amount of credit
                                        risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities
                                    Act of 1933, Rule 144A thereunder, or
                                    Rules 501-508 thereunder;

                                (b) the securities were sold to persons
                                    that the seller and any person acting
                                    on behalf of the seller reasonably
                                    believe to include qualified
                                    institutional buyers, as defined in
                                    Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on
                                    behalf of the seller reasonably believe
                                    that the securities are eligible for
                                    resale to other QIBs pursuant to
                                    Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                          [LOGO OF BLACKROCK]


TERM                                   DEFINITION
U.S. Registered Public Offering.       The securities offered are registered
                                       under the Securities Act of 1933 that
                                       are being offered to the public.